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                         SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C. 20549

                                      FORM 8-K

                                   CURRENT REPORT

                         Pursuant to Section 13 or 15(d) of
                        the Securities Exchange Act of 1934


    Date of Report (Date of Earliest Event Reported):    October 23, 1996
                                                         ----------------

                       BOSTON COMMUNICATIONS GROUP, INC.
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            (Exact Name of Registrant as Specified in its Charter)


                                Massachusetts
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                (State or Other Jurisdiction of Incorporation)


           0-28432                                  043026859
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    (Commission File Number)            (IRS Employer Identification No.)


    100 Sylvan Road, Woburn, Massachusetts                        01801
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     (Address of principal executive offices)                   (Zip Code)


                                (617) 692-7000
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              Registrant's Telephone Number, Including Area Code


                              Not Applicable
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         (Former Name or Former Address, if Changed Since Last Report)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.
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     On October 23, 1996, Boston Communications Group, Inc. (the "Company")
acquired 62.5% of the outstanding capital stock of Wireless Americas Corp. ("WAC"), a Delaware corporation, from Robert Sproul, the President of WAC, for an aggregate purchase price of $916,500 (the "Stock Purchase"). The purchase price was the agreed upon fair market value of the stock and was paid by the Company in cash. The Company previously owned 17.5% of the capital stock of WAC. The Company now owns 80% of the capital stock of WAC and has an option to purchase the remaining 20% of such capital stock from Mr. Sproul at its fair market value, as determined by the parties or by appraisal if the parties cannot agree, in either case, subject to certain minimum values if the revenues of WAC exceed certain amounts. The option is exercisable (i) during the period from November 1, 1998 until February 28, 2002 or (ii) upon the earlier termination of Mr. Sproul's employment with WAC, either voluntarily by Mr. Sproul or by WAC for cause.

     In addition, Mr. Sproul has the option to require the Company to purchase his 20% of the capital stock of WAC for the same price as provided for in the Company's option. Mr. Sproul's option is exercisable (i) during the period from November 1, 1998 until February 28, 2002, (ii) upon the termination of Mr. Sproul's employment with WAC, either voluntarily by Mr. Sproul or by WAC for any reason or (iii) if WAC is sold or merged.

     WAC has a contract with a cellular carrier in Mexico to provide prepaid
service for its wireless service regions in Mexico.   The Company has a
Distribution Agreement with WAC, pursuant to which WAC is a non-exclusive distributor of the Company's products in Latin America. The term of the Distribution Agreement, which was originally entered into on January 31, 1996, extends through January 31, 2001.

     Of the total purchase price, $508,603 was used by Mr. Sproul to pay off the debt to certain officers of the Company who held notes in the principal amount of $500,000, bearing interest at the rate of 6.5% per annum, compounded annually. These notes were secured by pledges of the stock that was purchased by the Company, which pledges were discharged at the closing of the Stock Purchase.

     As an 80% owned subsidiary of the Company, WAC will conduct the Company's operations in Latin America.

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.
         ---------------------------------
         (a)  Financial Statements of Businesses Acquired.

              The business of WAC is not of a significance which requires filing of financial statements.

         (b)  Pro Forma Financial Information.

              The business of WAC is not of a significance which requires filing of pro forma financial information.

         (c)  Exhibits

              See Exhibit Index attached hereto.


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                                     SIGNATURES


       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 7, 1996                BOSTON COMMUNICATIONS GROUP, INC.
                                       (Registrant)


                                       /s/ Fritz von Mering
                                       -------------------------------------
                                       By:  Fritz von Mering,
                                            Chief Financial Officer

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                                 EXHIBIT INDEX


         EXHIBIT NO.    DESCRIPTION
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            10.1        Amended and Restated Option Agreement